SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): February 6, 2006
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or Other Jurisdiction of Incorporation)	0-29392 (Commission File Number)	88-0379834 (I.R.S. Employer Identification No.)
4415 Caribou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS
     Item 3.02 Unregistered Sales of Equity Securities
     Item 5.02 (c). Appointment of Principal Officers.
     Item 8.01. Other Events
Item 3.02. Unregistered Sales of Equity Securities.
On February 6, 2005, Calais Resources, Inc. (the “Corporation”) sold, in exchange for aggregate gross proceeds of $300,000, 1,500,000 shares of common stock and 1,500,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to February 6, 2008, at an initial exercise price of $0.25 per share (subject to adjustment), to Freddie and Sharon Schinz, accredited investors, (the “Schinz Financing”). The Corporation used the net proceeds from the Schinz Financing for paying critical accounts payable, including fees owed to legal and accounting service providers, insurance premiums, rent and permitting expenses.
Item 5.02 (c). Appointment of Principal Officers.
Appointment of David K. Young as President and Chief Executive Officer. On February 10, 2006, the Corporation announced the appointment of Mr. David K. Young, 52, to be the Corporation’s President and Chief Executive Officer, effective commencing February 20, 2006. Mr. Young has served as a director of the Corporation since July 31, 2005. The Corporation’s current President, Mr. Thomas S. Hendricks will assume the position of Vice-President of Exploration and Corporate Development. Mr. Young will remain a member of the Corporation’s Board of Directors until the Corporation’s next Annual Meeting of Shareholders, unless he should earlier resign or be removed from such position.
Mr. Young is a mining engineer with over twenty-five years of experience in mine operations, engineering, permitting, development, and corporate management. A graduate of the Colorado School of Mines, he is a registered professional engineer in the State of Idaho with substantial experience in designing, permitting, developing and operating underground mines.
As of the date of this filing, the Corporation has not entered into any written employment agreement with Mr. Young. As of August 1, 2006, in compensation for his services as director of the Corporation, Mr. Young was granted fully vested options to purchase 1,500,000 shares of the restricted common stock of the Corporation at an exercise price of $0.15 per share. The options granted to Mr. Young expire on August 1, 2015.
Appointment of Thomas S. Hendricks as Vice President of Exploration and Corporate Development
Also on February 10, 2006, the Corporation announced the appointment of Thomas S. Hendricks (56) to serve as Vice President of Exploration and Corporate Development. Mr. Hendricks has served as President and Chief Executive Officer of the Corporation since 2000 and has been a Member of the Corporation’s Board of Directors since 1998. Mr. Hendricks will continue to serve as a Member of the Corporation’s Board of Directors until the next Annual Meeting of Shareholders, unless he should earlier resign or be removed from that position.
Mr. Hendricks was the original owner of Hendricks Mining, Inc. which owned the Cross / Caribou gold and silver mines near Nederland, Colorado. The Board of Directors expects that Mr. Hendricks’s thirty-five year history in the Caribou Mining District will be key to moving the mine projects into production.
As of the date of this filing, the Corporation has not entered into any written employment agreement with Mr. Hendricks in connection with his new position. On July 8, 2004, in compensation for his past services to the Corporation, Mr. Hendricks was granted fully vested options to purchase 3,000,000 shares of the common stock of the Corporation at an exercise price of $0.85 per share. The options granted to Mr. Hendricks expire on July 8, 2014. Additionally, on July 8, 2004, Mr. Hendricks was granted a bonus of $250,000 in the form of a debenture convertible into common stock of the Corporation at $0.85 per share. The debenture vests, by its terms, at the rate of 50,000 shares per annum, commencing on July 8, 2004. No shares have been issued to Mr. Hendricks pursuant to the debenture as of the date of this filing.
Item 8.01 — Other Events
Because of severe financial difficulties brought on by events reported in the Corporation’s Quarterly Report on Form 10-QSB for the period ending August 31, 2004, the Corporation has continued to operate substantially without cash, employees or legal or audit services since the period beginning in the third quarter of its 2005 fiscal year ending May 31, 2005. As reported in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005, and the present report, the Corporation has continued to make private placements of equity securities during the past year to pay pressing debt obligations. The Corporation continues to work with its Certified Public Accountants, legal counsel and audit firms to bring the Corporation back to full reporting compliance as quickly as possible.
This document contains information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “should”, “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed, and forward-looking statements may be adversely affected by factors, including general market conditions, competitive product development, product availability, current and future branded and generic competition, federal and state regulations and legislation, manufacturing issues, and any litigations or investigations. Our actual results may vary materially, and there are no guarantees about the performance of the Corporation’s stock. The Corporation undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)

February 10, 2006	By:	/s/ Thomas Hendricks
Thomas Hendricks, Chief Executive Officer